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                                                                    EXHIBIT 99.1


For further information please contact:

Neal L. Miller
Executive Vice President & Chief Financial Officer
U.S. RealTel, Inc.
Phone: (404) 442-0234


                   U.S. REALTEL REPORTS Q4 AND FY 2003 RESULTS


ATLANTA, March 30, 2004 - U.S. RealTel, Inc. (OTCBB: USRT), a national broadband services holding company operating primarily through its wholly owned subsidiary, Cypress Communications, Inc., today reported its consolidated operating and financial results for its fourth quarter and fiscal year ended December 31, 2003.

"The acquisitions of Cypress Communications and WorldCom's Intermedia Advanced Building Networks ("ABN") unit in 2002 provided a platform from which to launch a strategy ultimately designed to increase shareholder value. In spite of a number of significant hurdles associated with these acquisitions, the company successfully executed this strategy enabling U.S. RealTel to achieve positive EBITDA for each quarter of 2003," said Gregory P. McGraw, president, chief operating officer and acting chief executive officer of U.S. RealTel, Cypress Communications and its subsidiaries.

FINANCIAL HIGHLIGHTS

The company reported fourth quarter 2003 revenue of $19.8 million, a 6 percent decrease from third quarter 2003 revenue of $21.0 million and a 14% decline from fourth quarter 2002 revenue of $23.0 million. Seasonality factors associated with our business attributed to a significant amount of this decrease in 2003.

The company reported total 2003 revenue of $84.6 million versus $51.7 million for 2002. The increase in revenue is primarily attributable to the full year operations of the Cypress Communications and ABN acquisitions which took place in February and July of 2002, respectively.

The company reported fourth quarter 2003 EBITDA (net income (loss) excluding net interest, income taxes, depreciation, and amortization) of $655,000, versus third quarter 2003 EBITDA of $46,000 and fourth quarter 2002 EBITDA of $1.8 million. When comparing EBITDA for the fourth quarter of 2003 to the fourth quarter of 2002, the decrease in EBITDA can be primarily attributed to lower 2003 quarterly revenues. In addition, the fourth quarter 2002 EBITDA includes approximately $400,000 of extraordinary items.

Total EBITDA for 2003 was $2.8 million as compared to $4.6 million for 2002. The 2003 EBITDA results include $2.0 million of credits related to extinguishment of liabilities and other


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credits. The 2002 EBITDA results include extraordinary items and gains from discontinued operations totaling $9.8 million.

EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under generally accepted accounting principles ("GAAP"). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP.

Consistent with Securities and Exchange Commission Regulation G, the attached provides a reconciliation of EBITDA to the most directly comparable financial measures calculated in accordance with GAAP.

The company reported a net loss of $1,129,000 or ($0.19) per share for the fourth quarter of 2003 as compared to a net profit of $409,000 or $0.07 for the fourth quarter of 2002 on 5,874,000 weighted average shares outstanding for each period respectively. The fourth quarter 2002 results included $343,000 in extraordinary gain in connection with the acquisition of Cypress Communications.

For the full year 2003, the company reported a net loss of $4,163,000 or ($0.71) as compared to a net loss for the full year 2002 of $1,729,000 or ($0.29) per share on 5,874,000 and 5,894,000 weighted average shares outstanding for 2003 and 2002 respectively.

As of December 31, 2003, cash, cash equivalents and short-term investments totaled $1.9 million. The company maintains a working credit facility with Silicon Valley bank with a borrowing limit of $10 million that had approximately $2.0 million outstanding at year-end.

"I am pleased with U.S. RealTel's fourth quarter and fiscal year 2003 results. Over the past year we have made significant strides in absorbing several acquisitions, stabilizing our customer base and reducing our costs - all in a difficult economic environment. The net result of these strides is a company with improved financial operating results and better positioned to address the changing needs of our customer base and to address new opportunities. These accomplishments are the result of a concerted effort by all of our associates, and they should be proud of the results to date," commented Mr. McGraw.

YEAR IN REVIEW

         - In March, U.S. RealTel announced that its wholly owned subsidiary, Cypress Communications, had entered into an agreement with Eureka Broadband Corporation to purchase the assets of Eureka's Southern California operations. The acquisition was completed in April, and effectively doubled the company's market share and revenue opportunity in California.


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         -        In April, the company announced that it had entered into a partnership with GoBeam, Inc., the leading Voice over Internet Protocol (VoIP) service provider to businesses, to resell GoBeam's services to businesses located in Class A office buildings where Cypress Communications enjoys a preferred provider status.

         - By the end of the second quarter, the company had significantly completed the integration of the customers, carrier agreements and the operational support systems from its July 2002 purchase of ABN. In an effort to improve the cost structure of such acquired operations, the company successfully renegotiated several agreements with major carriers and suppliers. The company believes such renegotiated agreements will result in additional cost savings and improved overall network reliability and performance in its operations. The company began to realize these savings in the second half of 2003.

         - In July, the company completed the purchase of certain assets of E-Building Solutions, Inc., a Southern California building centric data services provider. The acquisition is expected to allow the company to effectively expand its service market from Northern Los Angeles to San Diego.

         - During the third and fourth quarters, the company took actions to significantly reduce our network costs. The company reduced a significant number of underutilized voice and data circuits within its network. Additionally, the company made substantial progress in moving much of its network to the UNE-P platform under its CLEC status, which will allow the company to realize significant cost savings for its purchased network components.

BUSINESS OUTLOOK

"We continue to concentrate on rationalizing and streamlining our operations to ensure a highly cost-effective network. Combined with our growth strategy and new product offerings, U.S. RealTel, operating through Cypress Communications, is effectively positioned to maintain its competitive edge and leadership position," Mr. McGraw added.

"We remain confident in our ability to sustain our existing operations through organic growth, but will continue to opportunistically pursue strategic partnerships that can contribute to our operational and financial success," concluded Mr. McGraw.

ANNUAL SHAREHOLDERS MEETING

U.S. RealTel also announced that its annual meeting of stockholders would be held in Atlanta on or about June 11, 2004. Stockholders of record, as of the close of business on April 16, 2004 will receive notice of the annual meeting and proxy materials describing matters on which such stockholders will be entitled to vote by early May.


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ABOUT U.S. REALTEL, INC.

U.S. RealTel, Inc., (OTCBB: USRT) is a national broadband services holding company currently operating primarily through its wholly owned subsidiary, Cypress Communications, Inc. Cypress is the preferred communications service provider in more than 1,300 commercial office complexes in 25 major metropolitan U.S. markets. As a single-source provider of communications solutions, Cypress Communications provides integrated voice, Internet, conferencing and business cable TV solutions to thousands of small and medium-sized businesses nationwide, as well as state-of-the-art VoIP (Voice over Internet Protocol) solutions in selected markets. The company also maintains the nation's largest hosted-PBX network. U.S. RealTel and its subsidiary, Cypress Communications, are headquartered in Atlanta, GA.

For more information, please visit our website at www.usrealtel.com or call
(888) 205-6912.

SAFE HARBOR

Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained herein, which are not historical facts, are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. Certain of these important factors are described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.



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                       U.S. REALTEL, INC. AND SUBSIDIARIES
    FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003

                      (In thousands except per share data)


                                                           Three Months Ended             Year Ended
                                                               December 31,               December 31,
                                                           2003          2002          2003          2002
                                                         --------      --------      --------      --------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:

REVENUES                                                 $ 19,808      $ 23,030      $ 84,626      $ 51,717
NET OF DIRECT COST                                         10,686        11,906        44,447        28,704
                                                         --------      --------      --------      --------
REVENUES - NET OF DIRECT COST                               9,122        11,124        40,179        23,013

OPERATING EXPENSES                                          9,394        10,580        41,479        29,766
OTHER INCOME (EXPENSES)                                      (857)         (476)       (2,863)       (4,791)
                                                         --------      --------      --------      --------
LOSS FROM CONTINUING OPERATIONS                            (1,129)           68        (4,163)      (11,544)

GAIN (LOSS) FROM DISCONTINUED OPERATIONS .                     --            (2)           --         2,032

EXTRAORDINARY ITEMS                                            --           343            --         7,783
                                                         --------      --------      --------      --------
NET INCOME (LOSS)                                        $ (1,129)     $    409      $ (4,163)     $ (1,729)
                                                         ========      ========      ========      ========

Net loss per share of common stock:
    Basic and diluted                                    $  (0.19)     $   0.07      $  (0.71)     $  (0.29)
                                                         ========      ========      ========      ========
Weighted average shares of common stock outstanding:
   Basic and diluted                                        5,874         5,874         5,874         5,894
                                                         ========      ========      ========      ========



         THE FOLLOWING TABLE ILLUSTRATES THE EBITDA CALCULATION (in thousands):


                                                        Three Months Ended                            Year Ended
                                       December 31,      September 30,     December 31,     December 31,     December 31,
                                           2002              2003              2003             2003            2002
                                      ------------       -------------     ------------     ------------     ------------
Net income (loss), as reported               409            (1,830)           (1,129)           (4,163)           (1,729)
Adjustments:
  Depreciation and amortization              814             1,154             1,097             4,246             1,459
  Interest income                             (4)               (2)               --                --               (60)
  Interest expense                           565               724               687             2,684             4,914
                                        --------          --------          --------          --------          --------
EBITDA                                     1,784                46               655             2,767             4,584
                                        ========          ========          ========          ========          ========